Exhibit 99.1

Agilent Reports Third-Quarter Fiscal Year 2022 Financial Results
Delivers excellent results; again raises full-year guidance
Highlights:
•Revenue of $1.72 billion represents 8% reported growth year-over-year; and up 13% on a core(1) basis.
•GAAP net income of $329 million with earnings per share (EPS) of $1.10, up 28% from the third quarter of 2021.
•Non-GAAP(2) net income of $401 million with EPS of $1.34, up 22% from the third quarter of 2021.
•Full-year guidance raised with revenue now expected to be in the range of $6.750 billion to $6.775 billion, representing reported growth of 6.8% to 7.2% and core(1) growth of 9.9% to 10.3%. Full-year non-GAAP(3) EPS is also raised to an estimated range of $5.06 to $5.08 per share.
•Fourth-quarter revenue expected to be in the range of $1.750 billion to $1.775 billion with non-GAAP(3) EPS of $1.38 to $1.40.

SANTA CLARA, Calif., Aug 16, 2022 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.72 billion for the third quarter ended July 31, 2022, an increase of 8% compared to the third quarter of 2021 and up 13% on a core(1) basis.

Third-quarter GAAP net income was $329 million, or $1.10 per share. This compares with $264 million, or 86 cents per share, in the third quarter of fiscal year 2021. Non-GAAP(2) net income was $401 million, or $1.34 per share during the quarter, compared with $337 million or $1.10 per share during the third quarter a year ago.

“The Agilent team delivered an excellent quarter,” said Agilent President and CEO Mike McMullen. “The strong results in Q3, coupled with orders continuing to outpace revenues, highlight the ongoing strength and momentum of our diversified business. We are once again raising our full-year revenue and earnings outlook.”

Financial Highlights
In the first quarter of 2022, Agilent implemented certain changes to its segment reporting structure. Prior period segment information has been recast to reflect these changes. These changes have no impact on Agilent’s consolidated financial statements.

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Life Sciences and Applied Markets Group
Agilent’s Life Sciences and Applied Markets Group (LSAG) reported third-quarter revenue of $1.019 billion, a year over year increase of 14% (up 18% on a core(1) basis). LSAG’s operating margin for the quarter was 30.5%.

Agilent CrossLab Group
The Agilent CrossLab Group (ACG) reported third-quarter revenue of $359 million, a year over year increase of 5% (up 10% on a core(1) basis). ACG’s operating margin for the quarter was 24.6%.

Diagnostics and Genomics Group
The Diagnostics and Genomics Group (DGG) reported third-quarter revenue of $340 million, a year over year decrease of 2% (up 3% on a core(1) basis). DGG’s operating margin for the quarter was 21.5%.

Full Year and Fourth-Quarter Outlook
Agilent has increased its outlook and expects full-year revenue to be in the range of $6.750 billion to $6.775 billion, representing reported growth of 6.8% to 7.2% and core(1) growth of 9.9% to 10.3%. Agilent has also increased full-year non-GAAP(3) EPS to an estimated range of $5.06 to $5.08 per share.
The outlook for fourth-quarter revenue is expected to be in a range of $1.750 billion to $1.775 billion. Fourth-quarter non-GAAP(3) earnings guidance is expected to be in the range of $1.38 to $1.40 per share.
The outlook is based on July 31, 2022, currency exchange rates.

Conference Call
Agilent’s management will present additional details regarding the company’s third-quarter 2022 financial results on a conference call with investors today at 1:30 p.m. PDT. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q3 2022 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The webcast will remain on the company site for 90 days.

About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation that advance the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.32 billion in fiscal 2021 and employs 17,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive
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Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, and non-GAAP earnings guidance for Q4 and fiscal year 2022 and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; the adverse impacts of and risks posed by the COVID-19 pandemic; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2022. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q3 fiscal year 2022 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q4 fiscal year 2022 and full fiscal year 2022 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash asset impairments, intangibles amortization, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, loss on extinguishment of debt, business exit and divestiture costs and net loss (gain) on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q4 fiscal year 2022 and full fiscal year 2022 exclude primarily the impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $41 million per quarter.
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Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2022	2021	2022	2021

Net revenue	$1,718	$1,586	$4,999	$4,659

Costs and expenses:
Cost of products and services	779	734	2,289	2,152
Research and development	116	113	348	325
Selling, general and administrative	412	403	1,215	1,230
Total costs and expenses	1,307	1,250	3,852	3,707

Income from operations	411	336	1,147	952

Interest income	2	—	4	1
Interest expense	(19)	(21)	(61)	(60)
Other income (expense), net	3	12	(41)	19

Income before taxes	397	327	1,049	912

Provision for income taxes	68	63	163	144

Net income	$329	$264	$886	$768

Net income per share:
Basic	$1.10	$0.87	$2.95	$2.52
Diluted	$1.10	$0.86	$2.94	$2.50

Weighted average shares used in computing net income per share:
Basic	298	303	300	305
Diluted	299	306	301	307

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$1,071	$1,484
Short-term investments	6	91
Accounts receivable, net	1,345	1,172
Inventory	1,010	830
Other current assets	258	222
Total current assets	3,690	3,799

Property, plant and equipment, net	1,054	945
Goodwill and other intangible assets, net	4,797	4,956
Long-term investments	194	185
Other assets	749	820
Total assets	$10,484	$10,705

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$558	$446
Employee compensation and benefits	389	493
Deferred revenue	498	441
Short-term debt	180	—
Other accrued liabilities	277	328
Total current liabilities	1,902	1,708

Long-term debt	2,732	2,729
Retirement and post-retirement benefits	176	220
Other long-term liabilities	583	659
Total liabilities	5,393	5,316

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 296 million shares at July 31, 2022 and 302 million shares at October 31, 2021, issued and outstanding	3	3
Additional paid-in-capital	5,311	5,320
Retained earnings	139	348
Accumulated other comprehensive loss	(362)	(282)
Total stockholders' equity	5,091	5,389
Total liabilities and stockholders' equity	$10,484	$10,705

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,
	2022	2021
Cash flows from operating activities:
Net income	$886	$768
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	244	237
Share-based compensation	99	88
Excess and obsolete inventory related charges	16	21
Loss on extinguishment of debt	9	17
Asset impairment charges	—	2
Net loss (gain) on equity securities	60	(24)
Change in fair value of contingent consideration	(25)	—
Other non-cash expenses, net	10	1
Changes in assets and liabilities:
Accounts receivable, net	(233)	(69)
Inventory	(206)	(115)
Accounts payable	110	46
Employee compensation and benefits	(98)	38
Other assets and liabilities	(8)	34
Net cash provided by operating activities (a)	864	1,044

Cash flows from investing activities:
Investments in property, plant and equipment	(221)	(126)
Payment to acquire equity securities	(10)	(15)
Proceeds from sale of equity securities	22	—
Payment in exchange for convertible note	(1)	(2)
Acquisition of businesses and intangible assets, net of cash acquired	(18)	(547)
Net cash used in investing activities	(228)	(690)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	55	52
Payment of taxes related to net share settlement of equity awards	(65)	(74)
Issuance of senior notes and long-term loan	600	848
Debt issuance costs	—	(7)
Payment of dividends	(188)	(177)
Repayment of senior notes	(609)	(417)
Proceeds from commercial paper	940	1,492
Repayment of commercial paper	(760)	(1,437)
Treasury stock repurchases	(1,004)	(652)
Net cash used in financing activities	(1,031)	(372)

Effect of exchange rate movements	(22)	6

Net decrease in cash, cash equivalents and restricted cash	(417)	(12)

Cash, cash equivalents and restricted cash at beginning of period	1,490	1,447

Cash, cash equivalents and restricted cash at end of period	$1,073	$1,435

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,071	$1,428
Restricted cash, included in other assets	2	7
Total cash, cash equivalents and restricted cash	$1,073	$1,435

(a) Cash payments included in operating activities:
Income tax payments, net	$217	$164
Interest payments	$56	$53

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Ended
	July 31,				July 31,
	2022	Diluted EPS	2021	Diluted EPS	2022	Diluted EPS	2021	Diluted EPS
GAAP net income	$329	$1.10	$264	$0.86	$886	$2.94	$768	$2.50
Non-GAAP adjustments:
Asset impairments	—	—	—	—	—	—	2	0.01
Intangible amortization	48	0.16	53	0.17	149	0.50	143	0.47
Transformational initiatives	8	0.03	12	0.04	21	0.07	32	0.10
Acquisition and integration costs	4	0.01	10	0.03	19	0.06	32	0.10
Change in fair value of contingent consideration	—	—	—	—	(25)	(0.08)	—	—
Loss on extinguishment of debt	9	0.03	—	—	9	0.03	17	0.06
Business exit and divestiture costs	—	—	—	—	7	0.02	4	0.01
Net loss (gain) on equity securities	(3)	(0.01)	(8)	(0.03)	58	0.19	(19)	(0.07)
Other	2	0.01	1	—	2	0.01	7	0.02
Adjustment for taxes (a)	4	0.01	5	0.03	(17)	(0.06)	(22)	(0.06)
Non-GAAP net income	$401	$1.34	$337	$1.10	$1,109	$3.68	$964	$3.14

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three months ended July 31, 2022, management used a non-GAAP effective tax rate of 13.76%. For the nine months ended July 31, 2022, management used a non-GAAP effective tax rate of 14.00%. For the three and nine months ended July 31, 2021, management used a non-GAAP effective tax rate of 14.75%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, loss on extinguishment of debt, business exit and divestiture costs and net loss on equity securities.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Loss on extinguishment of debt for the three and nine months ended July 31, 2022 relates to the net loss recorded on the redemption of the $600 million outstanding 3.875% 2023 senior notes due on July 15, 2023, called on April 4, 2022 and settled on May 4, 2022. For the nine months ended July 31, 2021, it relates to the net loss recorded on the redemption of the $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021 and the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021..

Business exit and divestiture costs include costs associated with business divestitures.

Net loss (gain) on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Other includes certain legal costs and settlements, special compliance costs and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Applied Markets Group

	Q3'22	Q3'21
Revenue	$1,019	$897
Gross Margin, %	60.5%	60.4%
Income from Operations	$311	$250
Operating margin, %	30.5%	27.9%

Diagnostics and Genomics Group

	Q3'22	Q3'21
Revenue	$340	$346
Gross Margin, %	54.0%	53.5%
Income from Operations	$73	$78
Operating margin, %	21.5%	22.6%

Agilent CrossLab Group

	Q3'22	Q3'21
Revenue	$359	$343
Gross Margin, %	47.0%	46.6%
Income from Operations	$88	$84
Operating margin, %	24.6%	24.4%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration and business exit and divestiture costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'22	Q3'21	Year-over-Year % Change

Life Sciences and Applied Markets Group	$1,019	$897	14%
Diagnostics and Genomics Group	340	346	(2)%
Agilent CrossLab Group	359	343	5%
Agilent	$1,718	$1,586	8%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q3'22	Q3'21	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$1,019	$897	14%	18%	-4 ppts	$(43)
Diagnostics and Genomics Group	340	346	(2)%	3%	-5 ppts	(14)
Agilent CrossLab Group	359	343	5%	10%	-5 ppts	(19)
Agilent (Core)	$1,718	$1,586	8%	13%	-5 ppts	$(76)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.